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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 31, 2016, a subsidiary (“Borrower”) of SolarCity Corporation (“SolarCity”) entered into a credit facility (the “Credit Facility”) with Credit Suisse AG, New York Branch, as agent for such lenders and funding agents that become parties to the Credit Facility.  The Credit Facility is financed against certain revenues from a lessee under a master lease (“Lessee”).  The Credit Facility is a back leverage facility backed by high quality, long-term commercial customer receivables that allow SolarCity to deploy, aggregate and season a defined pool of assets.  The Credit Facility allows Borrower to borrow up to $200,000,000, of which $150,000,000 is currently committed.

Interest Rate.  Borrowings under the Credit Facility bear interest at a rate per annum equal to cost of funds plus an applicable margin of 3.25%.

Mandatory Prepayments.  The Credit Facility requires Borrower to prepay outstanding borrowings (i) using net cash flow from the revenues from Lessee, upon the occurrence of a borrowing base deficiency or at the end of the availability period; or (ii) upon any refinancing of the revenues from Lessee.  The amount of the prepayment shall be based on the amount of the borrowing affected by the events set forth in (i) or (ii), as applicable.

Voluntary Prepayments.  Borrower is permitted to voluntarily prepay any outstanding amounts under the Credit Facility at any time without premium or penalty, other than customary “breakage” costs.

Final Maturity.  The entire principal amount is due on December 31, 2017.

Security.  All obligations under the Credit Facility are secured, subject to certain exceptions, by substantially all of Borrower’s assets, including first-priority liens on the solar systems owned by Borrower, the revenues from Lessee and Borrower’s bank accounts into which such revenues are deposited, and certain related collateral.  The obligations under the Credit Facility are not secured by any lien on the solar systems.

Certain Other Provisions. The Credit Facility contains certain covenants that, among other things (and subject to certain exceptions), restrict the ability of the Borrower to: (i) grant liens; (ii) incur additional indebtedness; (iii) sell, transfer or otherwise dispose of assets; (iv) materially alter the business they conduct; (v) pay dividends on the equity interests of Borrower or redeem, repurchase or retire the equity interests of Borrower; (vi) make investments, acquisitions, loans and advances; (vii) consolidate, merge, liquidate or dissolve; (viii) effect certain amendments to organizational documents; (ix) make any changes with respect to the Borrower’s accounts; and (x) engage in transactions with affiliates.

In addition to the foregoing negative covenants, the loan agreement governing the Credit Facility also contains certain customary representations and warranties, affirmative covenants, including special purpose entity covenants, and events of default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

	By:	/s/ Tanguy V. Serra
Tanguy V. Serra
Date: April 6, 2016		Chief Financial Officer